UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):

February 3, 2017 (February 3, 2017)

PetLife Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52445	33-1133537
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

38 West Main St, Hancock, MD	21750
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 279-5152

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Certain Officers or Directors; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers

On Feb 3, 2017, the Board of Directors of Petlife Pharmaceuticals, Inc. (the “Company”) appointed Geoffrey Broderick as the President of Company.

Mr. Broderick, with over 25 years of business experience and multiple degrees, is a Product Development expert, a Business Consultant, and a Legal Advisor. Having augmented his professional expertise on state, national, and international levels, Broderick has also had a substantive career well beyond his professions. Becoming a commissioned officer in the Army National Guard and graduating from Officer Candidate School with honors, Mr. Broderick has valuable leadership skills, which will very much be an asset to Company. Company expects to quickly capitalize on Geoffrey’s experience, talents, connections, and family history.

Geoffrey’s family started the entire Natural Pet Food category back in the 70s, so his Product-Dev career got an early start with him developing the very first Antioxidant Supplement for pets, and eventually he formulated, designed, and created the very first super-premium wild bird food, which ended up becoming the official bird food of the National Wildlife Federation, the largest wildlife organization on the planet. Over the years, he has used his talents, education, and experience to successfully lead several other companies, organizations, and firms through all stages of their transitional development. I specifically chose him to do the same for Company.

As a pioneer in the Pet, Veterinary, Wild Bird, Consumer Product, and Nutritional categories, Mr. Broderick has had extensive employment and entrepreneurial experience surrounding the development, legal, and compliance aspects of many industries, including natural foods, cosmetics, pharmaceuticals, nutraceuticals, consumer products, consumer healthcare, consumer (and pet) manufacturing, and the global pet food industry (as a whole). Intertwined with his Product-Dev and Business-Dev skills, he has extensive experience with the legal/compliance requirements of all levels of marketing from manufacturing, warehousing, and distribution, to retail.

With his dad being a famous veterinarian, pets have always been a big part of Geoffrey’s life. His interest in PetLife stems from his love for animals. “My dad has spent the last 50 years developing the products to help prevent cancer and significantly prolong the lives of pets all around the world, so, when I heard about PetLife, how could I not get involved?”

Geoffrey alongside his business expertise and professional proficiencies, is also academically well-accomplished, and (with several degrees, including an MBA and Doctorate) he feels he can bring his corporate experience and Product Development skills to the core of PetLife. He stated, “I don’t believe I’ve ever seen a company with such potential, while at the same time being such a perfect fit for everything I can bring to the table.” He adds, “I’m ready to make a difference!”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETLIFE PHARMACEUTICALS, INC.
(Registrant)

Dated: February 3, 2017	By:	/s/ Ralph T. Salvagno, MD
Ralph T. Salvagno, MD Chief Executive Officer